SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 22, 2004
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21729 (Commission File Number)	73-1247666 (I.R.S. Employer Identification Number)

13155 Noel Road, Suite 300, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of data synchronization and scan based trading services to the retail supply chain, will announce its second quarter 2004 results after market close on July 29, 2004.

viaLink Chief Executive Officer Bob Noe and Chief Financial Officer Brian Carter will host an investor conference call the same day at
4:30 p.m. Eastern Time, to review the company’s results. The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company
Date: July 22, 2004	By:	/s/ Brian Carter
Brian Carter
Vice President and Chief Financial Officer